Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Press Release	Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com
AIG	Jennifer Hendricks Sullivan (Media): 212-770-3141; jennifer.sullivan@aig.com
175 Water Street
New York, NY 10038
www.aig.com

AIG ANNOUNCES EARLY PARTICIPATION RESULTS OF ITS MAXIMUM CASH TENDER OFFER AND AN INCREASE IN THE AMOUNT OF NOTES AND DEBENTURES TO BE ACCEPTED

NEW YORK, July 2, 2015 – American International Group, Inc. (NYSE: AIG) today announced the results as of the early participation date of its previously announced cash tender offer for the notes and debentures issued or guaranteed by AIG listed in the table below. As previously announced, the early participation date for the tender offer was 5:00 p.m., New York City time, on July 1, 2015. The complete terms of the tender offer are set forth in the offer to purchase dated June 18, 2015 (the “Offer to Purchase”) and the related letter of transmittal. The expiration date of the tender offer is 11:59 p.m., New York City time, on July 16, 2015, unless extended. The payment date for this tender offer will be promptly following its expiration and is expected to be on or about July 20, 2015. Consummation of the tender offer is subject to a number of conditions, including a financing condition (as described in the Offer to Purchase). Withdrawal rights for the tender offer expired at 5:00 p.m., New York City time, on July 1, 2015 and have not been extended.

AIG has increased the maximum amount of notes and debentures it can purchase in the tender offer to an aggregate principal amount (U.S. Dollar equivalent) of $3.3 billion. Assuming no notes or debentures are validly tendered after the early participation date, AIG intends to accept for purchase all notes and debentures validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on July 1, 2015. If the aggregate principal amount of notes or debentures validly tendered prior to the expiration date exceeds $3.3 billion, AIG will accept for payment all notes or debentures validly tendered in accordance with the acceptance priority levels set forth in the table below. If there are sufficient remaining funds to purchase some, but not all, of the remaining tendered notes or debentures at any acceptance priority level without exceeding the tender cap, AIG will accept for payment such tendered notes or debentures on a prorated basis.

As previously announced, the applicable “Reference Yield” and resulting “Total Consideration” for each series of “Fixed Spread” notes and debentures included in the tender offer will be determined (i) with respect to each series of notes or debentures denominated in U.S. Dollars at 10:00 a.m., New York City time, today and (ii) with respect to each series of securities denominated in Sterling or Euro at 3:00 p.m., London time, today. See the Offer to Purchase for additional information.

Copies of the Offer to Purchase and the related letter of transmittal are available at the following web address: http://www.gbsc-usa.com/aig/.

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This press release is qualified in its entirety by the Offer to Purchase and related letter of transmittal.

AIG has retained Barclays Bank PLC, Barclays Capital Inc., Credit Suisse Securities (Europe) Limited

FOR IMMEDIATE RELEASE

and Credit Suisse Securities (USA) LLC as the Joint Lead Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Depositary. For additional information regarding the terms of the tender offer, please contact: Barclays Bank PLC at +44 (0) 207 773 8990 (international); Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); Credit Suisse Securities (Europe) Limited at +44 (0) 207 888 5564; or Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at aig@gbsc-usa.com or to the Joint Lead Dealer Managers at their respective telephone numbers.

This news release does not constitute an offer or an invitation by AIG to participate in the tender offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Certain statements in this press release, including those describing the completion of the tender offer, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading global insurance organization serving customers in more than 100 countries and jurisdictions. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance | LinkedIn: http://www.linkedin.com/company/aig.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

FOR IMMEDIATE RELEASE

Title of Security	Issuer	Security Identifier	Principal Amount Outstanding (millions)	Acceptance Priority Levels	Principal Amount Tendered (millions)	Principal Amount Tendered (U.S. Dollar equivalent) (millions)	Percent of Amount Outstanding Tendered
5.850% Medium-Term Notes, Series G, due January 16, 2018	AIG	CUSIP: 02687QDG0 ISIN: US02687QDG01	$2,411.0	1	$1,301.9	$1,301.9	54.0%

6.400% Notes Due 2020	AIG	CUSIP: 026874BW6 ISIN: US026874BW66	$1,250.9	2	$542.8	$542.8	43.4%

3.375% Notes due 2020	AIG	CUSIP: 026874CX3 ISIN: US026874CX31	$1,000.0	3	$361.5	$361.5	36.2%

8.000% Series A-7 Junior Subordinated Debentures†	AIG	ISIN: XS0365324838 (144A) XS0365323608 (Reg. S)	€13.5	4	€0.6	$0.7	4.4%

8.625% Series A-8 Junior Subordinated Debentures†	AIG	ISIN: XS0365317113 (144A) XS0365314284 (Reg. S)	£5.6	5	£0.0	$0.0	0.0%

5.60% Medium-Term Notes, Series G, due October 18, 2016	AIG	CUSIP: 02687QBC1 ISIN: US02687QBC15	$645.6	6	$337.0	$337.0	52.2%

4.375 per cent. Notes due 26 April 2016†‡	AIG	ISIN: XS0252366702	€750.0	7	€108.0	$119.5	14.4%

5.75% Series A-2 Junior Subordinated Debentures	AIG	CUSIP: 026874BF3 ISIN: XS0291641420	£161.7	8	£73.5	$114.9	45.5%

4.875% Series A-3 Junior Subordinated Debentures	AIG	CUSIP: 026874BG1 ISIN: XS0291642154	€306.2	9	€143.6	$158.9	46.9%

FOR IMMEDIATE RELEASE

Title of Security	Issuer	Security Identifier	Principal Amount Outstanding (millions)	Acceptance Priority Levels	Principal Amount Tendered (millions)	Principal Amount Tendered (U.S. Dollar equivalent) (millions)	Percent of Amount Outstanding Tendered
6.765% Sterling Notes Due November 15, 2017†	AIG	ISIN: XS0827565663 XS0702072900 (144A) XS0702072819 (Reg. S)	£281.4	10	£178.1	$278.4	63.3%

6.797% Euro Notes Due November 15, 2017†	AIG	ISIN: XS0827566711 XS0702072140 (144A) XS0702071928 (Reg. S)	€61.8	11	€20.6	$22.8	33.4%

8 1⁄2% Junior Subordinated Debentures due 2030	AIG Life Holdings, Inc.*	CUSIP: 00138GAA7 ISIN: US00138GAA76	$116.4	12	$0.0	$0.0	0.0%

7.57% Junior Subordinated Deferrable Interest Debentures, Series A	AIG Life Holdings, Inc.*	CUSIP: 00138GAB5 ISIN: US00138GAB59	$78.9	13	$0.0	$0.0	0.0%

8 1⁄8% Junior Subordinated Deferrable Interest Debentures, Series B	AIG Life Holdings, Inc.*	CUSIP: 00138GAC3 ISIN: US00138GAC33	$227.3	14	$0.0	$0.0	0.0%

*	Guaranteed by AIG.
†	Listed on the Official List of the Irish Stock Exchange and traded on its regulated market.
‡	The 4.375 per cent. Notes due 26 April 2016 are “Fixed Price” notes with a previously announced “Total Consideration” equal to €1,032.40 per €1,000 principal amount of notes validly tendered prior to 5:00 p.m., New York City time, on the early participation date, and accepted for purchase by AIG. See the table following the cover page to the Offer to Purchase for additional information.

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